                                                               EXHIBIT 99.(b)(2)

                                                                   27 April 2001

Sodexho Alliance, S.A.
3 Avenue Newton
78180
Montigny-le-Bretonneux
France
Attention: Sian Herbert-Jones



Dear Sirs

Amendment Letter

We refer to the Euro 1,720,000,000 and US$1,080,000,000 facility agreement dated 6 April 2001 between Sodexho Alliance, S.A. (the "Company"), the Arrangers, Original Lenders, the Agent and the Issuing Bank (the "Facility Agreement").

1   Interpretation

1.1 In this letter, "Effective Date" means the date (being no later than 2 May 2001 or such other date as the Agent (with the prior agreement of the Original Lenders) may agree) on which the Agent has confirmed to the Company that the Agent has received the enclosed duplicate of this letter duly countersigned and dated on behalf of the Company.

1.2 Terms defined and references construed in the Facility Agreement (but not defined or construed in this letter) have the same meaning and construction in this letter.

1.3 This letter is a Finance Document.

2   Amendments

    With effect from the Effective Date:

2.1 The definitions of "Total Commitments" and "Total Facility A Commitments" in Clause 1.1 (Definitions) of the Facility Agreement shall be amended by deleting the reference to "Euro 1,720,000,000" and inserting therein a reference to "Euro 2,040,000,000".

2.2 The definition of "Total Facility A2 Commitments" in Clause 1.1 (Definitions) of the Facility Agreement shall be amended by deleting the reference to "Euro 1,050,000,000" and inserting therein a reference to "Euro 1,370,000,000".

2.3 The references to "Euro 1,720,000,000" on the cover sheet of the Facility Agreement and in the headings to Parts I, II and III of Schedule 3, Schedule 5, Schedule 6, Schedule 7 and Schedule 11 shall be replaced by references to "Euro 2,040,000,000".

2.4 The references to "Euro 350,000,000", "Euro 350,000,000", "Euro 350,000,000"
    and "Euro 1,050,000,000" in the column headed "Facility A2 Commitment" in
    Schedule 1 (The Original Lenders) of the Facility Agreement shall be deleted and replaced in the following order with references to "Euro 456,666,666.67", "Euro 456,666,666.67", "Euro 456,666,666.66" and
      "Euro 1,370,000,000" respectively.


2.5 Clause 11.2 (Margin and adjustment) of the Facility Agreement shall be amended:

      (a) by replacing the table set out in paragraph (b) thereof with the following:

Rating                                         Margin (bps p.a.)

                                     Facility A             Facilities B and C

A- (or higher)                         50                    60

BBB+                                   60                    70

BBB                                    70                    80

BBB-                                   90                   100

BB+ (or lower)                        140                   165

      (b) in line 2 of paragraph (c)(i) by deleting the reference to "10 basis points" and inserting therein a reference to "15 basis points"

      (c) in the final line of paragraph (c)(i) by deleting the reference to "Euro 750,000,000" and inserting therein "Euro 900,000,000".



2.6 The following additional paragraph shall be inserted immediately after paragraph (e) of clause 27.3 (Additional Guarantors) of the Facility
       Agreement:

       "(f) If any amounts remain outstanding under the Kodak Existing Facility and/or the SMO Credit Agreement on 31 July 2001, SMO shall by no later 60 days from the date of the first drawing under Facility A2 become an Additional Guarantor and the SMO Guarantee shall be given by no later than 60 days from the date of the first drawing under Facility A2, notwithstanding that SMO may not be an Additional Borrower."

3      Representations and Warranties

       By countersigning a copy of this letter, the Company represents and warrants to and for the benefit of the Finance Parties that the Repeating Representations are true in all material respects on the date of such countersignature by reference to the circumstances existing on that date and will be true in all material respects on the Effective Date by reference to the then existing circumstances

4      Miscellaneous

4.1 Save as expressly provided in this letter, the Facility Agreement remains and shall continue in full force and effect.

4.2 With effect from the Effective Date, this letter and the Facility Agreement shall be read and construed together and be deemed to constitute one and the same instrument.

5      Governing Law

       This letter shall be governed by English law and the provisions of clause 40 (Enforcement) of the Facility Agreement shall apply to this letter.

    Please confirm your agreement by countersigning, dating and returning to us a copy of this letter.

    Yours faithfully


    Citibank International plc
    as Arranger and Original Lender
    By:




    Citicorp USA, Inc.
    As Original Lender


    By:


    Goldmans Sachs International
    as Arranger and Original Lender

    By:


    SG Investment Banking
    as Arranger


    By:


    Societe Generale
    as Agent, Issuing Bank and Original Lender


    By:

    Accepted and agreed to as of

    on ________ April 2001

    Sodexho Alliance, S.A.


    By:..........................